Tyler Technologies Reports Earnings for First Quarter 2024
Strong results fueled by 22% growth in SaaS revenues
PLANO, Texas – April 24, 2024 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the first quarter ended March 31, 2024.
First Quarter 2024 Financial Highlights (all comparisons are to the first quarter of 2023):
Revenues
Total revenues were $512.4 million, up 8.6%. On an organic basis, revenues grew 7.8%.
Recurring Revenues
Recurring revenues from maintenance and subscriptions were $430.5 million, up 8.8%, and comprised 84.0% of total revenues, up from 83.8%. On an organic basis, recurring revenues grew 8.2%.
•Subscription revenues were $313.2 million, up 11.7%. On an organic basis, subscription revenues grew 11.4%. Within subscriptions:
◦SaaS revenues grew 22.0% to $148.8 million. On an organic basis, SaaS revenues grew 21.3%.
◦Transaction-based revenues grew 3.7% on an organic basis to $164.5 million.
◦SaaS arrangements comprised approximately 93% of the total new software contract value, up from approximately 87%.
•Annualized recurring revenue (ARR) was $1.72 billion, up 8.8%.
Earnings/EBITDA
•GAAP operating income was $67.0 million, up 48.9%. Non-GAAP operating income was $121.7 million, up 19.0%.
•GAAP net income was $54.2 million, or $1.26 per diluted share, up 75.4%. Non-GAAP net income was $94.7 million, or $2.20 per diluted share, up 26.7%.
•Adjusted EBITDA was $134.6 million, up 19.6%.
Cash Flow
Cash flow from operations was $71.8 million, down 3.8%, compared to $74.7 million. Free cash flow was $57.2 million, down 10.1%, compared to $63.6 million.

Tyler Technologies Reports Earnings
for First Quarter 2024
April 24, 2024

"We achieved exceptional first quarter results that exceeded expectations across our key metrics, including revenues, earnings, operating margins, and cash flow," said Lynn Moore, Tyler's president and chief executive officer. "Total revenue growth of 8.6% was driven by SaaS revenue growth of 22%, marking our 13th consecutive quarter of SaaS growth of 20% or more. While transaction revenues were impacted by the change last year from a gross to a net revenue model for payments under one of our state enterprise agreements, they outperformed our plan, primarily due to higher transaction volumes and new payment services. With our strong free cash flow, we repaid the final $50 million of our term debt, and our net leverage remains well under one times proforma EBITDA.
"Our results demonstrate the power of our business model against a backdrop of robust public sector demand, as our leading sales activity indicators remain elevated. We're pleased with the outstanding execution by our sales organization, and in particular the growing momentum with cross-sell activity across our client base. With this great start, we are excited about the year ahead as we continue to execute our long-term strategic plan. Our revised annual guidance reflects our strong first quarter results and our current positive outlook for the remainder of 2024," concluded Moore.
Guidance for 2024
As of April 24, 2024, Tyler Technologies is providing the following guidance for the full year 2024:
•Total revenues are expected to be in the range of $2.110 billion to $2.140 billion.
•GAAP diluted earnings per share are expected to be in the range of $5.27 to $5.47.
•Non-GAAP diluted earnings per share are expected to be in the range of $9.10 to $9.30.
•Free cash flow margin is expected to be in the range of 17% to 19%.
•Research and development expense is expected to be in the range of $125 million to $130 million.
•Capital expenditures are expected to be in the range of $48 million to $50 million, including approximately $30 million of capitalized software development costs.

Tyler Technologies Reports Earnings
for First Quarter 2024
April 24, 2024

GAAP to non-GAAP guidance reconciliation	2024
GAAP diluted earnings per share (1)	$5.27 - $5.47
Plus:
Share-based compensation expense	2.83
Amortization of acquired software and other intangibles	2.28
Acquisition-related costs	—
Lease restructuring costs and other	(0.01)
Less:
Income tax impact (1)	(1.27)
Non-GAAP diluted earnings per share	$9.10 - $9.30
Shares used in computing diluted earnings per share (millions)	43.5
GAAP estimated annual effective tax rate used in computing GAAP diluted earnings per share (1)	20%
Non-GAAP estimated annual effective tax rate used in computing Non-GAAP diluted earnings per share	22%

(1) GAAP diluted earnings per share may fluctuate due to the impact on our annual effective tax rate of discrete tax items, such as stock incentive awards, future acquisitions, changes in tax legislation, and other transactions.

Conference Call
Tyler Technologies will hold a conference call on Thursday, April 25, 2024, at 10:00 a.m. ET to discuss the company’s results. Participants can pre-register for the teleconference at the following link: https://registrations.events/direct/Q415573497. Registered participants will receive an email with a calendar reminder, dial-in number, and conference ID that allows immediate access to the call. Alternatively, participants can also join the teleconference by dialing 800-715-9871 (toll-free) or 646-307-1963 (toll) and entering the conference ID or the conference name before admittance.
The live audio webcast and archived replay can also be accessed at the Events & Presentations section of Tyler's investor relations website: https://investors.tylertech.com/events-and-presentations/default.aspx.
About Tyler Technologies, Inc.
Tyler Technologies (NYSE: TYL) is a leading provider of integrated software and technology services for the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate efficiently and transparently with residents and each other. By connecting data and processes across disparate systems, Tyler's solutions transform how clients turn actionable insights into opportunities and solutions for their communities. Tyler has more than 44,000 successful installations across 13,000 locations, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including Government Technology's GovTech 100 list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Tyler Technologies Reports Earnings
for First Quarter 2024
April 24, 2024

Non-GAAP Financial Measures
Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, adjusted EBITDA, free cash flow, and free cash flow margin. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and lease restructuring costs and other. Annualized recurring revenues (ARR) is calculated by annualizing the current quarter's recurring revenues from maintenance and subscriptions.
Tyler currently uses a non-GAAP tax rate of 22.0%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic annual effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.
Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could

Tyler Technologies Reports Earnings
for First Quarter 2024
April 24, 2024

negatively impact information technology spending; (2) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (3) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (4) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (5) material portions of our business require the Internet infrastructure to be adequately maintained; (6) our ability to achieve our financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (7) general economic, political and market conditions, including continued inflation and rising interest rates; (8) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (9) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (10) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (11) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.
(Comparative results follow)
Contact: Hala Elsherbini
Senior Director, Investor Relations
Tyler Technologies, Inc.
972-713-3770 ext. 1143
hala.elsherbini@tylertech.com

Source: Tyler Technologies
#TYL_Financial
24-21

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2024	2023

Revenues:
Subscriptions	$313,243	$280,465
Maintenance	117,218	115,130
Professional services	64,806	60,929
Software licenses and royalties	8,734	10,130
Hardware and other	8,358	5,199
Total revenues	512,359	471,853

Cost of revenues:
Subscriptions, maintenance, and professional services	268,870	252,415
Software licenses and royalties	1,565	2,313
Amortization of software development	4,363	2,588
Amortization of acquired software	9,239	8,920
Hardware and other	4,656	5,780
Total cost of revenues	288,693	272,016

Gross profit	223,666	199,837

Sales and marketing expense	36,427	37,103
General and administrative expense	72,710	72,360
Research and development expense	29,433	26,987
Amortization of other intangibles	18,118	18,407

Operating income	66,978	44,980

Interest expense	(2,184)	(7,684)
Other income, net	1,845	1,246
Income before income taxes	66,639	38,542
Income tax provision	12,469	7,667
Net income	$54,170	$30,875

Earnings per common share:
Basic	$1.28	$0.74
Diluted	$1.26	$0.73

Weighted average common shares outstanding:
Basic	42,332	41,832
Diluted	43,100	42,506

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
Reconciliation of non-GAAP gross profit and margin	2024	2023
GAAP gross profit	$223,666	$199,837
Non-GAAP adjustments:
Add: Share-based compensation expense included in cost of revenues	7,390	6,342
Add: Amortization of acquired software	9,239	8,920
Non-GAAP gross profit	$240,295	$215,099
GAAP gross margin	43.7%	42.4%
Non-GAAP gross margin	46.9%	45.6%

	Three months ended March 31,
Reconciliation of non-GAAP operating income and margin	2024	2023
GAAP operating income	$66,978	$44,980
Non-GAAP adjustments:
Add: Share-based compensation expense	26,866	27,896
Add: Employer portion of payroll tax related to employee stock transactions	805	479
Add: Acquisition-related costs	27	22
Add: Lease restructuring costs and other	(326)	1,545
Add: Amortization of acquired software	9,239	8,920
Add: Amortization of other intangibles	18,118	18,407
Non-GAAP adjustments subtotal	54,729	57,269
Non-GAAP operating income	$121,707	$102,249
GAAP operating margin	13.1%	9.5%
Non-GAAP operating margin	23.8%	21.7%

	Three months ended March 31,
Reconciliation of non-GAAP net income and earnings per share	2024	2023
GAAP net income	$54,170	$30,875
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	54,729	57,269
Less: Income tax impact	(14,232)	(13,411)
Non-GAAP net income	$94,667	$74,733
GAAP earnings per diluted share	$1.26	$0.73
Non-GAAP earnings per diluted share	$2.20	$1.76

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
Detail of share-based compensation expense	2024	2023
Subscriptions, maintenance, and professional services	$7,390	$6,342
Sales and marketing expense	2,983	2,393
General and administrative expense	16,493	19,161
Total share-based compensation expense	$26,866	$27,896

	Three months ended March 31,
Reconciliation of EBITDA and adjusted EBITDA	2024	2023
GAAP net income	$54,170	$30,875
Amortization of other intangibles	18,118	18,407
Depreciation and amortization included in cost of revenues, sales and marketing expense, general and administrative expense, and research and development expense	21,101	18,420
Interest expense	2,184	7,673
Income tax provision	12,469	7,667
EBITDA	$108,042	$83,042
Share-based compensation expense	26,866	27,896
Acquisition-related costs	27	22
Lease restructuring costs and other asset write-offs	(326)	1,545
Adjusted EBITDA	$134,609	$112,505

	Three months ended March 31,
Reconciliation of free cash flow	2024	2023
Net cash provided by operating activities	$71,839	$74,709
Less: additions to property and equipment	(7,282)	(2,020)
Less: investment in software development	(7,386)	(9,079)
Free cash flow	$57,171	$63,610
Free cash flow margin	11.2%	13.5%

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$188,237	$165,493
Accounts receivable, net	542,441	619,704
Short-term investments	8,707	10,385
Prepaid expenses and other current assets	85,036	65,003
Total current assets	824,421	860,585

Accounts receivable, long-term portion	7,340	8,988
Operating lease right-of-use assets	37,874	39,039
Property and equipment, net	167,121	169,720

Other assets:
Software development costs, net	69,795	67,124
Goodwill	2,532,125	2,532,109
Other intangibles, net	901,434	928,870
Non-current investments	5,492	7,046
Other non-current assets	63,153	63,182
Total assets	$4,608,755	$4,676,663

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$251,614	$304,897
Operating lease liabilities	11,147	11,060
Current income tax payable	38,293	2,466
Deferred revenue	571,871	632,914
Current portion of term loans	—	49,801
Total current liabilities	872,925	1,001,138

Convertible senior notes due 2026, net	596,638	596,206
Deferred revenue, long-term	—	291
Deferred income taxes	54,274	78,590
Operating lease liabilities, long-term	37,631	39,822
Other long-term liabilities	24,152	22,621
Total liabilities	1,585,620	1,738,668

Shareholders' equity	$3,023,135	$2,937,995
Total liabilities and shareholders' equity	$4,608,755	$4,676,663

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$54,170	$30,875
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	40,097	38,112
Share-based compensation expense	26,866	27,896
Operating lease right-of-use assets expense	2,522	3,804
Deferred income tax benefit	(24,334)	(18,556)
Other	(35)	499
Changes in operating assets and liabilities, exclusive of effects of acquired companies	(27,447)	(7,921)
Net cash provided by operating activities	71,839	74,709

Cash flows from investing activities:
Additions to property and equipment	(7,282)	(2,020)
Purchase of marketable security investments	—	(10,617)
Proceeds and maturities from marketable security investments	3,271	22,975
Investment in software development	(7,386)	(9,079)
Cost of acquisitions, net of cash acquired	(1,302)	(1,875)
Other	18	16
Net cash used by investing activities	(12,681)	(600)

Cash flows from financing activities:
Payment on term loans	(50,000)	(120,000)
Proceeds from exercise of stock options, net of withheld shares for taxes upon equity award settlement	10,033	(158)
Contributions from employee stock purchase plan	3,553	3,037
Net cash used by financing activities	(36,414)	(117,121)

Net increase (decrease) in cash and cash equivalents	22,744	(43,012)
Cash and cash equivalents at beginning of period	165,493	173,857

Cash and cash equivalents at end of period	$188,237	$130,845